UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA	33445

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On January 24, 2011, PositiveID Corporation (“PositiveID”) entered into a three-year wireless communications agreement to partner with AT&T Mobility II, LLC (the “Agreement”), the largest wireless carrier in the country and a subsidiary of AT&T Inc. (collectively “AT&T”), to improve diabetes management through the companies’ mobile technology. Through this Agreement, AT&T will provide PositiveID with machine-to-machine (M2M) wireless data and mobile connectivity for real-time communication of a diabetes patient’s glucose readings, while PositiveID will provide its iglucoseTM solution, which will also be incorporated with its Wireless BodyTM. PositiveID will collaborate with AT&T and utilize its network for PositiveID’s iglucose system and Wireless Body platform, in an effort to provide a disease management solution for diabetes patients.

The Company will seek confidential treatment from the Securities and Exchange Commission for certain portions of the Agreement in connection with filing such Agreement as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: January 26, 2011

/s/ William J. Caragol

William J. Caragol

President and Chief Financial Officer

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